AMENDMENT NO. 2 TO THE
AVANTOR, INC. 2019
EMPLOYEE STOCK PURCHASE PLAN

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Avantor, Inc. 2019 Employee Stock Purchase Plan, as amended (the “Plan”).

2.Amendment of the Plan. The Plan is hereby amended as follows effective as of July 1, 2022:
a.The second sentence of Section 2.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Effective as of the start date of any Option Period, each Employee may become a Participant by completing the enrollment procedures prescribed by, or on behalf of, the Committee or the Plan Manager, as revised from time to time.”

b.The first sentence of Section 3.2 of the Plan is hereby deleted in its entirety and replaced with the following:

“On each Exercise Date, the amount in a Participant’s Account shall be charged with the aggregate Option Price of the largest number of whole and fractional shares of Stock that can be purchased with such amount, subject to the limitations imposed by this Plan (including, without limitation, Sections 2.1 and 3.3 hereof).”

IN WITNESS WHEREOF, Avantor, Inc. has caused this Amendment No. 2 to be duly executed this 5th day of July, 2022.

Attest: AVANTOR, INC.